FOR IMMEDIATE RELEASE

Contacts:    Martha Fleming, Steve Brolly
Fidelity Southern Corporation (404) 240-1504

FIDELITY SOUTHERN CORPORATION
EARNS $8.8 MILLION IN THIRD QUARTER OF 2014;
COMPLETES $171 MILLION FLORIDA DEPOSIT ACQUISITION

ATLANTA, GA (October 16, 2014) – Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ: LION), holding company for Fidelity Bank (the “Bank”), today reported financial results for the three and nine months ended September 30, 2014.
KEY RESULTS

•	Total revenue increased to $53.8 million for the quarter

•	Net income of $8.8 million or $0.38 per diluted share for the quarter and $22.8 million or $0.97 per diluted share year to date

•	Return on average assets of 1.25% for the quarter and 1.15% year to date

•	Tangible book value of $11.92 per share increased by $1.05 or 9.7%, year over year

•	Branch footprint expanded in Florida with the opening of seven branches during the quarter including the acquisition of five branches and $170.7 million in deposits

•	Loan portfolio grew by $105.2 million or 5.3% to $2.1 billion during the quarter and by $242.1 million or 13.2% year over year

•	Mortgage servicing portfolio reached $5.2 billion during the quarter

Fidelity's Chairman, Jim Miller, said, "Results are solid with the Florida acquisition fitting well into our culture.  There will be more branching and lending in Florida.  Indirect lending has proven very successful in Texas and in Florida.  Only time will tell if the environment we operate in will prove even more challenging, though we remain optimistic."

BALANCE SHEET
Total assets at September 30, 2014 grew to $2.9 billion, an increase of $123.9 million, or 4.5%, compared to June 30, 2014 and $294.2 million, or 11.5%, compared to September 30, 2013. These increases are primarily attributable to an increase in loan production, mainly in indirect and mortgage loans held for investment.
The assumption of deposits from six branches in Florida during September 2014 drove an increase in cash and cash equivalents of $36.4 million, or 66.1%, compared to June 30, 2014. A portion of the $170.7 million from the acquired deposits was also used to reduce other borrowings during the quarter which decreased by $111.4 million, or 59.3% to $76.4 million at September 30, 2014 compared to June 30, 2014.
Loans
Total loans held for investment at September 30, 2014 grew to $2.1 billion, an increase of $105.2 million, or 5.3% compared to June 30, 2014, and $242.1 million, or 13.2% compared to September 30, 2013. This growth occurred largely due to increases during the quarter in indirect loans of $90.6 million, or 9.1%, and mortgage loans of $25.6 million, or 15.2% due to the impact of new product offerings within mortgage, new loan production offices and expansion into new markets.
Deposits
Total deposits at September 30, 2014 of $2.5 billion increased by $233.9 million, or 10.5%, compared to June 30, 2014 and $290.0 million, or 13.4%, compared to September 30, 2013. The increases occurred primarily due to the acquisition of $170.7 million in deposits completed during September 2014 combined with organic growth of $63.2 million, or 2.8%, during the quarter and $119.3 million or 5.5%, year over year.
Core deposits, including noninterest-bearing demand deposits, grew organically by $67.1 million, or 4.2%, during the quarter and $196.1 million, or 13.5%, year over year due to core deposit growth from the continuing transaction account acquisition initiative, particularly in commercial accounts. Noninterest-bearing demand deposits increased to 25% of total average deposits for the quarter compared to 21% for the same period last year.
Excluding the deposit acquisition of $88.0 million, time deposits decreased by $3.9 million or 0.6% during the quarter and $76.8 million, or 10.7%, year over year. Time deposits also decreased as a percentage of average deposits to less than 30% for the quarter from over 34% for the same period last year.
The following table summarizes average deposit composition and average rate paid for the periods presented.

	For the Three Months Ended
	September 30, 2014			June 30, 2014			September 30, 2013
($ in millions)	Average Amount	Rate	Percent of Total Deposits	Average Amount	Rate	Percent of Total Deposits	Average Amount	Rate	Percent of Total Deposits
Noninterest-bearing demand deposits	$574.8	—%	25.3%	$534.5	—%	24.3%	$447.8	—%	20.8%
Interest-bearing demand deposits	712.1	0.24%	31.4%	694.1	0.27%	31.6%	652.8	0.28%	30.4%
Savings deposits	318.3	0.34%	14.1%	314.9	0.37%	14.3%	315.0	0.39%	14.7%
Time deposits	657.5	0.95%	29.2%	653.4	0.96%	29.8%	733.0	0.99%	34.1%
Total average deposits	$2,262.7	0.40%	100.0%	$2,196.9	0.43%	100.0%	$2,148.6	0.48%	100.0%

INCOME STATEMENT
Net Interest Margin
The net interest margin was 3.56% and 3.67% for the three and nine months ended September 30, 2014, respectively, compared to 3.59% for each of the same periods in 2013. The decrease in the net interest margin for the quarter was primarily attributable to a decrease in the yield on total loans as new loans were originated at lower yields in 2014. The year to date increase of 8 basis points in the net interest margin was primarily attributable to a decrease in subordinated debt expense compared to the same period in 2013. See "Average Balance Interest and Yields" below.
On a linked-quarter basis, the net interest margin decreased by 36 basis points compared to 3.92% for the second quarter of 2014, primarily due to a decrease of 43 basis points in the yield on total loans. This decrease is primarily attributable to the $1.3 million increase in the accretion of the loan discount recognized in the second quarter of 2014 as discussed in "Interest Income" below.
Excluding the accretion of the loan discount, the net interest margin was 3.48% and 3.54% for the three and nine months ended September 30, 2014, respectively, compared to 3.51% and 3.45% for the same periods in 2013. On a linked-quarter basis, the net interest margin, excluding the accretion of the loan discount, decreased by 15 basis points to 3.48% for the quarter compared to 3.63% for the prior quarter as new loans were originated at lower yields in 2014.
Interest Income
Interest income was $25.9 million and $75.0 million for the three and nine months ended September 30, 2014, an increase of $1.0 million and $1.3 million, or 3.9% and 1.7%, respectively, as compared to the same periods in 2013. The increase in interest income for the quarter was primarily due to a year over year increase in average loans of $241.3 million, primarily in the indirect and mortgage portfolios, partially offset by a decrease in the yield on total loans of 32 basis points as new loans were originated at lower yields in 2014.
On a linked-quarter basis, interest income decreased slightly, primarily due to the $1.3 million increase in the accretion of the loan discount recorded during the second quarter of 2014. This increase occurred as a result of increased cash flows from the earlier than expected resolution of certain acquired loans at amounts in excess of carrying value identified during the quarterly re-estimation of cash flows on acquired loans for the second quarter. Management does not believe that the increase recognized in the second quarter is reflective of a trend that will continue in future quarters.
Interest Expense
Interest expense was $2.7 million and $8.2 million for the three and nine months ended September 30, 2014, a decrease of $674,000 and $2.8 million, or 19.8% and 25.7%, respectively, as compared to the same periods in 2013. The decreases occurred primarily due to a reduction in subordinated debt expense of $434,000 for the quarter and $1.6 million year to date from the repayment of $21.5 million in subordinated debt in the third quarter of 2013.
On a linked-quarter basis, interest expense increased slightly by $53,000, or 2.0% as the average balance of interest-bearing liabilities increased by $137.4 million from quarter to quarter. This increase was partially offset by a decrease of 4 basis points in the rate on interest-bearing liabilities.
Noninterest Income
Noninterest income was $27.9 million and $70.6 million for the three and nine months ended September 30, 2014, an increase of $2.1 million and decrease of $8.5 million, or 8.0% and 10.8%, respectively, as compared to the same periods in 2013.

The $2.1 million net increase in noninterest income for the quarter was primarily related to an increase in gains on the sale of indirect and SBA loans. Higher gains on indirect loan sales drove $2.9 million of the increase in noninterest income from indirect lending activities of $3.7 million for the quarter. Indirect loan sales totaled $244.6 million for the quarter compared to sales of $93.6 million for the same period in the prior year. Noninterest income from SBA lending activities increased by $831,000 for the quarter as gains on SBA loan sales were $1.0 million higher for the quarter.
The increases in noninterest income from indirect and SBA lending activities were partially offset by a net decrease of $1.7 million in noninterest income from mortgage banking activities for the quarter. Loan servicing revenue increased by $809,000 to $3.2 million for the quarter as the servicing portfolio grew to $5.2 billion at September 30, 2014. However, a decrease in the volume of mortgage production and sales for the quarter resulted in a reduction of $2.5 million in other components of mortgage banking income. See "Income from Mortgage Banking Activities" table below.
The $8.5 million net decrease in noninterest income year to date, compared to the same period in 2013, included a decrease of $15.5 million in noninterest income from mortgage banking activities primarily due to lower mortgage loan sales for the period. Mortgage loan sales were $1.3 billion year to date compared to $2.1 billion for the same period last year. This decrease was partially offset by an increase of $7.6 million in noninterest income from indirect lending activities, primarily due to an increase in the volume of indirect loan sales. Year to date gains on indirect loan sales totaled $9.1 million on sales of $557.9 million as compared to gains of $3.1 million on $304.1 million of indirect loan sales for the same period last year.
On a linked-quarter basis, noninterest income increased by $4.6 million, or 19.7%. This increase was primarily attributable to increases in noninterest income from mortgage banking activities of $2.6 million and indirect lending activities of $2.7 million, partially offset by a decrease of $447,000 in other noninterest income due to lower gains on sales of ORE for the quarter. The increases in noninterest income from mortgage banking and indirect lending activities occurred primarily due to an increase in loan production and sales from quarter to quarter. See "Analysis of Indirect Lending" and "Analysis of Mortgage Lending" tables below.
Noninterest Expense
Noninterest expense was $35.7 million and $102.1 million for the three and nine months ended September 30, 2014, an increase of $1.6 million and $2.3 million, or 4.7% and 2.3%, respectively, as compared to the same periods in 2013.
Salaries and benefits, occupancy and communications expenses have increased for all periods due to the growth in employees and locations and the associated administrative support functions as the organization continues to grow. Salaries and benefits increased by $2.6 million for the quarter and $6.1 million year to date while occupancy and communication expenses increased by $878,000 and $2.6 million for the same periods.
The increases in personnel costs and facilities expenses were partially offset by reductions in commissions expenses and other operating expenses. Lower mortgage banking volume year over year resulted in a decrease in commissions expenses of $656,000 for the quarter and $5.9 million year to date. Lower ORE write downs compared to the prior year drove the decrease in other operating expenses of $1.2 million for the quarter and $401,000 year to date.
On a linked-quarter basis, noninterest expense increased by $2.0 million, or 5.8%. This increase was primarily attributable to an increase in salaries and employee benefits of $1.0 million or 6.6%. Other operating expenses also increased by $1.1 million or 13.8% due to fluctuations in loan-related expenses.

ABOUT FIDELITY SOUTHERN CORPORATION
Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and wealth management services and credit-related insurance products through branches in Georgia and Florida, and an insurance office in Atlanta, Georgia. SBA, indirect automobile, and mortgage loans are provided throughout the South. For additional information about Fidelity’s products and services, please visit the website at www.FidelitySouthern.com.
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” from Fidelity Southern Corporation’s 2013 Annual Report filed on Form 10-K with the Securities and Exchange Commission. Additional information and other factors that could affect future financial results are included in Fidelity's filings with the Securities and Exchange Commission.
-end-

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(UNAUDITED)

	As of or for the Three Months Ended					As of or for the Nine Months Ended
($ in thousands, except per share data)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	September 30, 2014	September 30, 2013
RESULTS OF OPERATIONS
Net interest income	$23,164	$23,391	$20,271	$20,858	$21,530	$66,826	$62,738
Provision for loan losses	1,859	566	(2,450)	273	1,121	(25)	5,167
Noninterest income	27,908	23,318	19,383	17,753	25,844	70,609	79,131
Noninterest expense	35,710	33,743	32,656	32,538	34,102	102,109	99,785
Income tax expense	4,701	4,442	3,385	1,937	4,298	12,528	13,140
Net income	8,802	7,958	6,063	3,863	7,853	22,823	23,777

PERFORMANCE
Earnings per share - basic (1)	$0.41	$0.37	$0.28	$0.18	$0.33	$1.07	$1.20
Earnings per share - diluted (1)	0.38	0.34	0.26	0.16	0.30	0.97	1.07
Return on average assets	1.25%	1.22%	0.97%	0.61%	1.20%	1.15%	1.25%
Return on average equity	13.79%	13.09%	10.36%	6.54%	12.04%	12.46%	14.20%
Yield on interest earning assets	3.98%	4.37%	4.05%	4.09%	4.15%	4.12%	4.21%
Cost of funds	0.56%	0.60%	0.63%	0.64%	0.72%	0.59%	0.78%
Net interest margin	3.56%	3.92%	3.56%	3.59%	3.59%	3.67%	3.59%

CAPITAL
Cash dividends paid per common share	$0.09	$0.08	$0.04	$0.02	$—	$0.21	$—
Dividend payout ratio (2)	21.95%	21.62%	14.29%	11.11%	—%	19.63%	—%
Tier 1 risk-based capital	11.84%	12.12%	13.20%	12.71%	12.97%	11.84%	12.97%
Total risk-based capital	12.99%	13.34%	14.46%	13.96%	14.23%	12.99%	14.23%
Leverage ratio	10.64%	11.14%	11.21%	11.02%	10.53%	10.64%	10.53%

BALANCE SHEET SUMMARY
Loans held for sale	$324,442	$339,719	$180,550	$187,366	$216,736	$324,442	$216,736
Loans	2,073,803	1,968,614	1,848,092	1,893,037	1,831,708	2,073,803	1,831,708
Allowance for loan losses	(28,297)	(28,912)	(30,797)	(33,684)	(33,661)	(28,297)	(33,661)
Total assets	2,861,665	2,737,742	2,556,887	2,564,168	2,567,482	2,861,665	2,567,482
Total deposits	2,459,291	2,225,419	2,200,389	2,202,452	2,169,275	2,459,291	2,169,275
Shareholders' equity	258,163	250,775	242,391	236,230	233,300	258,163	233,300

STOCK PERFORMANCE
Market price:
Closing (1)	$13.70	$12.99	$13.97	$16.54	$15.21	$13.70	$15.21
High close (1)	14.88	14.44	16.57	17.80	15.84	16.57	15.84
Low close (1)	12.98	12.80	13.63	13.32	12.47	12.80	9.35
Daily average trading volume	51,166	56,991	53,851	54,195	92,997	53,989	59,195
Shares of common stock outstanding (1)	21,327	21,318	21,277	21,343	21,240	21,327	21,240
Book value per common share (1)	$12.10	$11.76	$11.39	$11.07	$10.98	$12.10	$10.98
Tangible book value per common share(1)	11.92	11.66	11.28	10.96	10.87	11.92	10.87
Price to book value	1.13	1.10	1.23	1.49	1.39	1.13	1.39
Price to tangible book value	1.15	1.11	1.24	1.51	1.40	1.15	1.40
ASSET QUALITY
Total nonperforming loans	$45,104	$48,189	$56,600	$59,582	$61,458	$45,104	$61,458
Total nonperforming assets (3)	73,313	76,187	82,545	91,783	97,132	73,313	97,132
Nonperforming Asset Ratio (4)	3.49%	3.82%	4.40%	4.77%	5.20%	3.49%	5.20%
OTHER INFORMATION
Noninterest income to total revenue (5)	51.87%	47.22%	45.65%	42.75%	50.90%	48.48%	51.75%
Full-Time equivalent employees	1,011.6	968.3	927.8	889.9	865.1	1,011.6	865.1
(1) Historical periods prior to and including December 31, 2013 adjusted for stock dividends
(2) Calculated using Dividends Paid divided by Basic EPS
(3)Nonperforming assets include nonaccrual loans, repossessions and ORE.
(4) Nonperforming asset ratio is defined as nonperforming assets over gross total loans held to maturity, repossessions and ORE
(5) Total revenue is calculated as interest income plus non-interest income

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

($ in thousands)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
ASSETS
Cash and cash equivalents	$91,565	$55,139	$166,952	$116,559	$140,871
Investment securities available-for-sale	156,331	164,190	163,803	168,865	170,338
Investment securities held-to-maturity	7,588	7,851	3,795	4,051	4,468
Loans held-for-sale	324,442	339,719	180,550	187,366	216,736
Loans	2,073,803	1,968,614	1,848,092	1,893,037	1,831,708
Allowance for loan losses	(28,297)	(28,912)	(30,797)	(33,684)	(33,661)
Loans, net of allowance for loan losses	2,045,506	1,939,702	1,817,295	1,859,353	1,798,047
Premises and equipment, net	59,650	50,419	48,937	44,555	41,964
Other real estate, net	26,999	26,930	24,547	30,982	34,493
Bank owned life insurance	34,279	33,995	34,127	33,855	33,575
Servicing rights	62,196	57,526	55,281	53,202	52,048
Other assets	53,109	62,271	61,600	65,380	74,942
Total assets	$2,861,665	$2,737,742	$2,556,887	$2,564,168	$2,567,482

LIABILITIES
Deposits
Noninterest-bearing demand deposits	$639,471	$560,932	$525,853	$488,224	$448,087
Interest-bearing deposits
Demand and money market	778,645	704,778	700,268	701,556	685,437
Savings	312,183	314,795	314,282	325,133	317,997
Time deposits	728,992	644,914	659,986	687,539	717,754
Total deposits	2,459,291	2,225,419	2,200,389	2,202,452	2,169,275
Other borrowings	76,402	187,815	43,685	59,233	88,422
Subordinated debt	46,393	46,393	46,393	46,393	46,393
Other liabilities	21,416	27,340	24,029	19,860	30,092
Total liabilities	2,603,502	2,486,967	2,314,496	2,327,938	2,334,182

SHAREHOLDERS' EQUITY
Preferred stock	—	—	—	—	—
Common stock	161,527	160,586	159,654	158,153	156,156
Accumulated other comprehensive income, net	2,367	2,804	1,606	968	1,723
Retained earnings	94,269	87,385	81,131	77,109	75,421
Total shareholders’ equity	258,163	250,775	242,391	236,230	233,300
Total liabilities and shareholders’ equity	$2,861,665	$2,737,742	$2,556,887	$2,564,168	$2,567,482

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Three Months Ended					For the Nine Months Ended
(in thousands, except per share data)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	September 30, 2014	September 30, 2013
INTEREST INCOME
Loans, including fees	$24,690	$24,801	$21,791	$22,639	$23,900	$71,282	$70,793
Investment securities	1,183	1,244	1,249	1,095	978	3,676	2,916
Federal funds sold and bank deposits	18	20	38	43	53	76	71
Total interest income	25,891	26,065	23,078	23,777	24,931	75,034	73,780
INTEREST EXPENSE
Deposits	2,282	2,328	2,488	2,590	2,601	7,098	7,828
Other borrowings	163	69	44	47	84	276	763
Subordinated debt	282	277	275	282	716	834	2,451
Total interest expense	2,727	2,674	2,807	2,919	3,401	8,208	11,042
Net interest income	23,164	23,391	20,271	20,858	21,530	66,826	62,738
Provision for loan losses	1,859	566	(2,450)	273	1,121	(25)	5,167
Net interest income after provision for loan losses	21,305	22,825	22,721	20,585	20,409	66,851	57,571
NONINTEREST INCOME
Service charges on deposit accounts	1,141	1,059	1,009	1,119	1,075	3,209	3,044
Other fees and charges	1,140	1,100	920	1,012	997	3,160	2,859
Mortgage banking activities	16,135	13,570	10,587	10,798	17,809	40,292	55,762
Indirect lending activities	6,303	3,631	4,676	2,030	2,583	14,610	7,010
SBA lending activities	1,479	1,359	844	492	647	3,682	3,148
Bank owned life insurance	313	755	301	308	326	1,369	965
Securities gains	—	—	—	188	—	—	—
Other	1,397	1,844	1,046	1,806	2,407	4,287	6,343
Total noninterest income	27,908	23,318	19,383	17,753	25,844	70,609	79,131
NONINTEREST EXPENSE
Salaries and employee benefits	17,022	15,973	16,085	14,660	14,424	49,080	42,984
Commissions	5,363	5,610	3,470	4,288	6,019	14,443	20,388
Occupancy	3,467	3,407	2,603	2,799	2,844	9,477	7,542
Communication	1,009	977	972	856	754	2,958	2,319
Other	8,849	7,776	9,526	9,935	10,061	26,151	26,552
Total noninterest expense	35,710	33,743	32,656	32,538	34,102	102,109	99,785
Income before income tax expense	13,503	12,400	9,448	5,800	12,151	35,351	36,917
Income tax expense	4,701	4,442	3,385	1,937	4,298	12,528	13,140
NET INCOME	8,802	7,958	6,063	3,863	7,853	22,823	23,777
Preferred stock dividends and discount accretion	—	—	—	—	(817)	—	(2,463)
Net income available to common equity	$8,802	$7,958	$6,063	$3,863	$7,036	$22,823	$21,314

EARNINGS PER SHARE: (1)
Basic earnings per share	$0.41	$0.37	$0.28	$0.18	$0.33	$1.07	$1.20
Diluted earnings per share	$0.38	$0.34	$0.26	$0.16	$0.30	$0.97	$1.07
Weighted average common shares outstanding-basic	21,319	21,301	21,288	21,332	21,290	21,300	17,727
Weighted average common shares outstanding-diluted	23,464	23,428	23,447	23,533	23,611	23,444	19,834

(1) Historical periods prior to and including December 31, 2013 adjusted for stock dividends

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
LOANS BY CATEGORY
(UNAUDITED)

($ in thousands)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Commercial	$524,419	$536,435	$525,347	$530,977	$512,875
SBA	143,302	136,946	138,331	134,823	133,867
Total commercial and SBA loans	667,721	673,381	663,678	665,800	646,742
Construction loans	108,823	113,873	101,443	101,698	99,379
Indirect automobile	1,087,710	997,117	925,101	975,223	942,217
Installment	15,647	15,892	15,932	13,473	14,270
Total consumer loans	1,103,357	1,013,009	941,033	988,696	956,487
First mortgage	119,292	93,453	68,546	60,928	51,807
Second mortgage	74,610	74,898	73,392	75,915	77,293
Total mortgage loans	193,902	168,351	141,938	136,843	129,100
Loans	2,073,803	1,968,614	1,848,092	1,893,037	1,831,708

Loans held-for-sale:
Residential mortgage	161,775	191,666	112,195	127,850	174,409
SBA	17,667	8,053	8,355	9,516	7,327
Indirect automobile	145,000	140,000	60,000	50,000	35,000
Total loans held-for-sale	324,442	339,719	180,550	187,366	216,736
Total loans	$2,398,245	$2,308,333	$2,028,642	$2,080,403	$2,048,444

Noncovered loans	$2,036,097	$1,923,088	$1,796,256	$1,834,675	$1,768,384
Covered loans	37,706	45,526	51,836	58,362	63,324
Loans held-for-sale	324,442	339,719	180,550	187,366	216,736
Total loans	$2,398,245	$2,308,333	$2,028,642	$2,080,403	$2,048,444

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

	As of or for the Three Months Ended
($ in thousands)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Balance at beginning of period	$28,912	$30,797	$33,684	$33,661	$33,309
Net charge-offs/(recoveries):
Commercial and SBA	1,337	1,467	364	(147)	406
Construction	(41)	14	(1,680)	(250)	(241)
Indirect automobile and installment loans	614	623	743	696	930
Mortgage	4	83	35	102	67
Covered	77	(161)	448	(57)	37
Acquired, noncovered	52	(1)	(15)	—	—
Total net charge-offs/(recoveries)	2,043	2,025	(105)	344	1,199
Provision for loan losses (1)	1,859	566	(2,450)	273	1,122
(Decrease)/increase in FDIC loss share receivable	(431)	(426)	(542)	94	429
Balance at end of period	$28,297	$28,912	$30,797	$33,684	$33,661

Net charge-offs/(recoveries), annualized to average loans	0.34%	0.42%	(0.02)%	0.06%	0.27%
Total Average Loans	$2,370,899	$2,179,846	$2,070,909	$2,061,358	$2,129,696
Allowance for loan losses as a percentage of loans	1.36%	1.47%	1.67%	1.78%	1.84%

(1) Net of benefit attributable to FDIC loss share receivable

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
NONPERFORMING AND CLASSIFIED ASSETS
(UNAUDITED)

($ in thousands)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
NONCOVERED NONPERFORMING ASSETS
Nonaccrual loans	$36,490	$37,340	$40,983	$40,944	$36,711
Repossessions	1,210	1,068	1,398	1,219	1,181
Other real estate (ORE)	18,491	19,855	19,573	24,791	26,016
Noncovered nonperforming assets	$56,191	$58,263	$61,954	$66,954	$63,908
NONCOVERED NONPERFORMING ASSET RATIOS
Loans 30-89 days past due	$2,885	$2,874	$4,045	$5,132	$6,576
Loans past due 90 days or more and still accruing	$—	$—	$488	$—	$—
Loans 30-89 days past due to total loans	0.14%	0.15%	0.23%	0.28%	0.37%
Loans past due 90 days or more and still accruing to total loans	—%	—%	0.03%	—%	—%
Nonperforming assets to total loans, ORE, and repossessions	2.73%	3.00%	3.41%	3.60%	3.56%

COVERED NONPERFORMING ASSETS
Nonaccrual loans	$8,614	$10,849	$15,617	$18,638	$24,747
Other real estate	8,508	7,075	4,974	6,191	8,477
Covered nonperforming assets	$17,122	$17,924	$20,591	$24,829	$33,224

ASSET QUALITY RATIOS
Classified Asset Ratio (3)	25.36%	24.88%	27.14%	27.66%	30.90%
Including covered loans:
Nonperforming loans as a % of loans	2.17%	2.45%	3.06%	3.15%	3.36%
Nonperforming assets as a % of loans plus ORE	3.49%	3.82%	4.40%	4.77%	5.20%
ALL to nonperforming loans	62.74%	60.00%	54.41%	56.53%	54.77%
Net charge-offs/(recoveries), annualized to average loans	0.34%	0.42%	(0.02)%	0.06%	0.27%
ALL as a % of loans	1.36%	1.47%	1.67%	1.78%	1.84%
Excluding covered loans:
Nonperforming loans as a % of loans	1.79%	1.94%	2.28%	2.23%	2.08%
Nonperforming assets as a % of loans plus ORE	2.73%	3.00%	3.41%	3.60%	3.56%
ALL to nonperforming loans	77.55%	77.43%	75.15%	82.27%	91.69%
Net charge-offs/(recoveries), annualized to average loans	0.41%	0.46%	(0.12)%	0.09%	0.27%
ALL as a % of loans	1.39%	1.50%	1.71%	1.84%	1.90%

CLASSIFIED ASSETS
Classified loans (1)	$61,161	$57,880	$63,993	$59,787	$66,685
ORE and repossessions	21,287	21,633	21,279	26,401	28,436
Total classified assets (2)	$82,448	$79,513	$85,272	$86,188	$95,121

(1) Amount of SBA guarantee included	$7,590	$6,462	$8,506	$7,869	$13,115
(2) Classified assets include loans having a risk rating of substandard or worse, both accrual and nonaccrual, repossessions and ORE, net of loss share.
(3) Classified asset ratio is defined as classified assets as a percentage of Tier 1 capital plus allowance for loan losses.

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF INDIRECT LENDING
(UNAUDITED)

	As of or for the Three Months Ended
($ in thousands)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Average loans outstanding (1)	$1,204,314	$1,075,657	$1,032,592	$1,010,229	$957,737
Loans serviced for others	$863,931	$701,120	$657,082	$523,386	$490,063
Past due loans:
Amount 30+ days past due	$1,573	$1,363	$1,117	$1,561	$1,277
Number 30+ days past due	136	125	109	130	130
30+ day performing delinquency rate (2)	0.13%	0.12%	0.11%	0.15%	0.13%
Nonperforming loans	$795	$743	$772	$806	$925
Nonperforming loans as a percentage of period end loans (2)	0.06%	0.07%	0.08%	0.08%	0.09%
Net charge-offs	$612	$614	$733	$703	$908
Net charge-off rate (3)	0.23%	0.25%	0.31%	0.29%	0.39%
Number of vehicles repossessed during the period	136	126	143	198	199
Average beacon score of portfolio	751	745	752	740	739
Production by state:
Alabama	$27,845	$28,530	$22,155	$19,798	$22,599
Arkansas	47,894	36,572	22,183	16,352	13,757
North Carolina	29,781	24,069	18,980	18,731	19,292
South Carolina	22,189	23,139	14,657	13,302	10,322
Florida	128,729	110,940	76,829	76,253	77,873
Georgia	72,423	54,592	45,154	43,064	44,171
Mississippi	30,525	28,569	23,941	20,341	23,292
Tennessee	28,684	22,196	15,746	13,674	17,122
Virginia	20,903	16,017	11,458	11,040	11,877
Texas (4)	49,868	39,320	15,429	5,045	—
Louisiana (4)	12,597	2,595	—	—	—
Total production by state	$471,438	$386,539	$266,532	$237,600	$240,305
Loan sales	$244,556	$118,344	$195,027	$88,153	$93,602
Portfolio yield (1)	3.10%	3.26%	3.39%	3.48%	3.57%

(1)	Includes held-for-sale
(2)	Calculated by dividing loan category as of the end of the period by period-end loans including held for sale for the specified loan portfolio
(3)	Calculated by dividing annualized net charge-offs for the period by average loans held for investment during the period for the specified loan category
(4)	Expanded into Texas in October of 2013 and into Louisiana in May of 2014

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF MORTGAGE LENDING
(UNAUDITED)

	For the Three Months Ended
($ in thousands)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Average loans outstanding (1)	$284,396	$228,298	$170,988	$194,626	$328,038
Loans serviced for others	$5,171,332	$4,884,984	$4,574,281	$4,371,069	$4,046,183
% of loan production for purchases	82.25%	86.18%	78.48%	78.72%	74.13%
% of loan production for refinance loans	17.75%	13.82%	21.52%	21.28%	25.87%
Production by region:
Georgia	$316,359	$328,936	$181,667	$259,289	$353,187
Florida/Alabama	31,642	26,383	20,816	19,724	17,807
Virginia/Maryland	127,721	132,816	73,471	91,494	151,573
Total retail	475,722	488,135	275,954	370,507	522,567
Wholesale	60,393	73,252	44,862	55,149	96,773
Total production by region	$536,115	$561,387	$320,816	$425,656	$619,340
Loan sales	$536,490	$446,176	$328,145	$467,932	$753,196
Portfolio yield (1)	4.13%	4.07%	4.26%	4.10%	3.84%

INCOME FROM MORTGAGE BANKING ACTIVITIES
(UNAUDITED)

	For the Three Months Ended
($ in thousands)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Marketing gain, net	$12,108	$10,954	$7,991	$8,568	$12,785
Origination points and fees	2,943	3,148	1,787	2,474	3,806
Loan servicing revenue	3,211	2,998	3,005	2,609	2,402
MSR amortization and impairment adjustments	(2,127)	(3,530)	(2,196)	(2,853)	(1,184)
Total mortgage banking activities	$16,135	$13,570	$10,587	$10,798	$17,809

Noncash items included in income from mortgage banking activities:
Capitalized MSR, net	$4,062	$3,693	$2,170	$3,992	$7,367
Valuation on MSR	(156)	(1,838)	(619)	(1,360)	138
Mark to market adjustments	(1,747)	1,609	1,362	344	2,605
Total noncash items	$2,159	$3,464	$2,913	$2,976	$10,110

(1) Includes held-for-sale

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	For the Nine Months Ended
	September 30, 2014			September 30, 2013
	Average	Income/	Yield/	Average	Income/	Yield/
($ in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income (1)	$2,208,317	$71,404	4.32%	$2,125,843	$70,896	4.46%
Investment securities (1)	177,169	3,741	2.82%	169,199	3,187	2.52%
Federal funds sold and bank deposits	57,061	76	0.18%	58,174	72	0.17%
Total interest-earning assets	2,442,547	75,221	4.12%	2,353,216	74,155	4.21%
Noninterest-earning assets:
Cash and due from banks	13,991			13,541
Allowance for loan losses	(31,049)			(33,447)
Premises and equipment, net	50,028			40,243
Other real estate	26,759			39,038
Other assets	144,069			136,935
Total assets	$2,646,345			$2,549,526
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$701,740	$1,405	0.27%	$633,817	$1,300	0.27%
Savings deposits	314,025	862	0.37%	321,344	1,017	0.42%
Time deposits	661,931	4,831	0.98%	725,275	5,511	1.02%
Total interest-bearing deposits	1,677,696	7,098	0.57%	1,680,436	7,828	0.62%
Other borrowings	121,208	276	0.30%	149,940	763	0.68%
Subordinated debt	46,393	834	2.40%	65,824	2,451	4.98%
Total interest-bearing liabilities	1,845,297	8,208	0.59%	1,896,200	11,042	0.78%
Noninterest-bearing liabilities and shareholders' equity:
Demand deposits	529,450			407,163
Other liabilities	26,697			22,354
Shareholders’ equity	244,901			223,809
Total liabilities and shareholders’ equity	$2,646,345			$2,549,526
Net interest income/spread		$67,013	3.53%		$63,113	3.43%
Net interest margin			3.67%			3.59%

(1) Interest income includes the effect of taxable-equivalent adjustment for 2014 and 2013, respectively, using a 35% tax rate.

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	For the Three Months Ended
	September 30, 2014			September 30, 2013
	Average	Income/	Yield/	Average	Income/	Yield/
($ in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income (1)	$2,370,899	$24,732	4.14%	$2,129,642	$23,937	4.46%
Investment securities (1)	177,811	1,237	2.76%	175,229	1,065	2.41%
Federal funds sold and bank deposits	44,670	18	0.16%	89,617	53	0.23%
Total interest-earning assets	2,593,380	25,987	3.98%	2,394,488	25,055	4.15%
Noninterest-earning assets:
Cash and due from banks	10,881			15,562
Allowance for loan losses	(28,570)			(33,419)
Premises and equipment, net	52,790			41,675
Other real estate	25,384			39,311
Other assets	143,997			141,961
Total assets	$2,797,862			$2,599,578
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$712,121	$432	0.24%	$652,779	$459	0.28%
Savings deposits	318,261	272	0.34%	315,033	312	0.39%
Time deposits	657,527	1,578	0.95%	732,999	1,830	0.99%
Total interest-bearing deposits	1,687,909	2,282	0.54%	1,700,811	2,601	0.61%
Other borrowings	205,377	163	0.31%	103,788	84	0.32%
Subordinated debt	46,393	282	2.41%	62,473	716	4.55%
Total interest-bearing liabilities	1,939,679	2,727	0.56%	1,867,072	3,401	0.72%
Noninterest-bearing liabilities and shareholders' equity:
Demand deposits	574,763			447,848
Other liabilities	30,209			25,986
Shareholders’ equity	253,211			258,672
Total liabilities and shareholders’ equity	$2,797,862			$2,599,578
Net interest income/spread		$23,260	3.42%		$21,654	3.43%
Net interest margin			3.56%			3.59%

(1) Interest income includes the effect of taxable-equivalent adjustment for 2014 and 2013, respectively, using a 35% tax rate.